Exhibit 99.1

TIPTREE ANNOUNCES FOURTH QUARTER 2023 RESULTS
Greenwich, Connecticut - February 28, 2024 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the fourth quarter 2023.

“We are extremely pleased with our performance in the fourth quarter and full-year 2023. Our operating businesses demonstrated strong performance, resulting in an increase of revenues to $1.6 billion for the year, accompanied by an adjusted return on equity of 15.2%. Notably, Fortegra, our specialty insurance business, achieved record results, with premium and premium equivalent growth of 21%, and an adjusted return on equity of 29%. We firmly believe Fortegra is strategically positioned to maintain a trajectory of consistent top-line growth and sustained underwriting profitability over the long-term. Looking ahead, we see significant opportunities to expand our businesses and remain confident in the long-term outlook for the company”, said Tiptree’s Executive Chairman, Michael Barnes.

Financial results for the quarter and year ended December 31, 2023 and 2022 are as follows:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands, except per share information)	2023	2022	2023	2022
Total revenues	$446,374	$369,528	$1,649,031	$1,397,752
Net income (loss) attributable to common stockholders	$6,871	$871	$13,951	$(8,274)
Diluted earnings per share	$0.15	$0.02	$0.33	$(0.23)
Cash dividends paid per common share	$0.05	$0.04	$0.20	$0.16
Return on average equity	6.8%	0.9%	3.4%	(2.1)%

Non-GAAP: (1)
Adjusted net income	$13,854	$9,684	$61,917	$53,034
Adjusted return on average equity	13.6%	9.9%	15.2%	13.6%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented after the impacts of non-controlling interests.

Fourth Quarter 2023 Summary

•Revenues of $446.4 million for the quarter, an increase of 20.8% from Q4'22, driven by growth in Fortegra’s specialty insurance lines. Excluding investment gains and losses, revenues increased 23.8%.

•Net income of $6.9 million compared to $0.9 million in Q4'22, driven by growth in our insurance business, partially offset by lower shipping income as a result of the sale of our vessels in 2022.

•Adjusted net income of $13.9 million increased by 43.1% from $9.7 million in Q4'22, driven by growth in our insurance operations. Annualized Adjusted return on average equity was 13.6% for the quarter, as compared to 9.9% in Q4'22.

•Declared a dividend of $0.06 per share (an increase of 20%) to stockholders of record on March 11, 2024 with a payment date of March 18, 2024.

Full Year 2023 Summary

•Revenues of $1.6 billion, an increase of 18.0% from 2022, driven by growth in Fortegra’s specialty insurance lines. Excluding investment gains and losses, revenues increased 19.3%.

•Net income of $14.0 million compared to net loss of $8.3 million in 2022, driven by growth in insurance operations and the decrease in tax expense related to the tax deconsolidation of Fortegra from $33.1 million in 2022 to $19.1 million in 2023, partially offset by lower mortgage and the sale of our vessels in 2022.

•Adjusted net income of $61.9 million increased by 16.7% from $53.0 million in 2022, driven by revenue growth in our insurance operations while maintaining a consistent combined ratio. Adjusted return on average equity was 15.2% for the year, as compared to 13.6% in 2022.

Segment Financial Highlights - Fourth Quarter 2023

Insurance (The Fortegra Group):

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2023	2022	2023	2022
Gross written premiums and premium equivalents	$724,124	$526,557	$2,747,854	$2,263,128
Net written premiums	$384,309	$245,178	$1,319,948	$1,089,390
Revenues	$433,170	$345,408	$1,593,070	$1,248,796
Income before taxes	$44,232	$29,093	$129,816	$68,150
Return on average equity	36.9%	23.2%	25.7%	14.6%
Combined ratio	89.8%	89.8%	90.3%	90.4%

Non-GAAP: (1)
Adjusted net income	$32,604	$23,939	$115,705	$83,832
Adjusted return on average equity	30.9%	29.3%	29.2%	26.1%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Gross written premiums and premium equivalents grew 37.5% for the quarter and 21.4% for the year, driven by growth in specialty E&S and admitted insurance lines in the U.S. and Europe, along with benefits from a book-roll transaction with one of Fortegra’s MGA partners.

•Net written premiums were $384.3 million for the quarter, an increase of 56.7%, and $1,319.9 million for the year, an increase of 21.2%. The increases in both periods were consistent with the growth in gross written premiums and premium equivalents and increased retention on Fortegra’s whole account quota share reinsurance agreement from 30% to 40%, effective April 1, 2023.

•Record revenues increased 25.4% for the quarter and 27.6% for the year driven by premium growth in specialty E&S and admitted lines, and services businesses in the U.S. and Europe, along with growth in net investment income. Excluding the impact of investment gains and losses, revenues increased by 24.6% for the quarter and 25.9% for the year.

•The combined ratio for the quarter was 89.8%, in-line with the prior year’s period. Total year 2023 combined ratio was 90.3%, as compared to 90.4% in 2022, reflecting the consistent underwriting performance and scalability of the Company’s operating platform.

•Record income before taxes for the quarter of $44.2 million, up $15.1 million. Total year 2023 income before the taxes was $129.8 million, up $61.7 million. After-tax return on equity for the year was 25.7%, compared to 14.6% in 2022. The increases were driven by growth in underwriting and fee revenues, the consistent combined ratio and improved contributions from the investment portfolio.

•Adjusted net income for the quarter of $32.6 million, up 36.2% from Q4'22. Total year 2023 adjusted net income was $115.7 million, up 38.0% from prior year. Adjusted return on average equity for the year was 29.2%, compared to 26.1% in 2022. The increases in both periods were driven by growth in underwriting and fee income and increased net investment income.

•As of December 31, 2023, Fortegra held an outstanding balance of $130.0 million on its revolving line of credit, as compared to a balance of $46.0 million as of September 30, 2023. The increase in borrowings was primarily to fund statutory capital requirements and general corporate purposes.

•In December 2023, Fortegra entered into a commutation agreement with a partner resulting in a reduction of policy liabilities and unpaid claims of $75.6 million relating to policies written in the 2020 and 2021 treaty years.

Tiptree Capital:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2023	2022	2023	2022
Revenues	$13,204	$24,120	$55,961	$148,956
Income before taxes	$(2,058)	$8,459	$(6,549)	$32,277
Return on average equity	(3.8)%	21.8%	(3.6)%	16.9%

Non-GAAP: (1)
Adjusted net income	$(407)	$(787)	$(159)	$8,969
Adjusted return on average equity	(0.9)%	(2.5)%	(0.1)%	5.8%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Tiptree Capital loss before taxes was $2.1 million for the quarter, compared to income of $8.5 million in Q4’22, driven by lower mortgage revenues and the sale of vessels in 2022.

•Loss before taxes was $6.5 million for the year, down from the prior year driven by the sale of five vessels in 2022, losses on Invesque and lower mortgage revenues, partially offset by improved performance in the Company’s other investment holdings.

•Total Tiptree Capital book value was $178.1 million as of Q4’23.

Corporate:

Corporate includes expenses of the holding company for employee compensation and benefits, audit and professional fees, and public company and other expenses. For the quarter, corporate expenses were $12.1 million compared to $12.5 million in Q4'22. For the year, the corporate expenses were $40.2 million compared to $46.4 million in the prior year. The decrease was primarily driven by lower interest expense as we repaid our corporate holding company borrowings in June 2022.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. Adjusted net income and Adjusted return on average equity are presented before the impacts of non-controlling interests. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

Earnings Conference Call
Tiptree will host a conference call on Thursday, February 29, 2024 at 10:30 a.m. Eastern Time to discuss its Q4 2023 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, February 29, 2024 at 01:30 p.m. Eastern Time, until midnight Eastern on Thursday, March 7, 2024. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13743665.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. In addition, we make certain forward-looking statements regarding the Company’s plans to take Fortegra public. Any initial public offering by Fortegra would be subject to a variety of factors, including market conditions, and may not be consummated. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of December 31,
	2023	2022
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$802,609	$611,980
Loans, at fair value	69,556	64,843
Equity securities	68,308	85,776
Other investments	111,088	73,025
Total investments	1,051,561	835,624
Cash and cash equivalents	468,711	538,065
Restricted cash	23,850	12,782
Notes and accounts receivable, net	684,608	502,311
Reinsurance recoverable	953,886	450,620
Prepaid reinsurance premiums	900,524	725,470
Deferred acquisition costs	565,746	498,925
Goodwill	206,155	186,608
Intangible assets, net	118,757	117,015
Other assets	165,515	172,143
Total assets	$5,139,313	$4,039,563

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$402,411	$259,366
Unearned premiums	1,695,058	1,357,436
Policy liabilities and unpaid claims	844,848	567,193
Deferred revenue	673,085	649,150
Reinsurance payable	543,602	305,097
Other liabilities and accrued expenses	403,744	367,748
Total liabilities	$4,562,748	$3,505,990

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 36,756,187 and 36,385,299 shares issued and outstanding, respectively	37	36
Additional paid-in capital	382,239	382,645
Accumulated other comprehensive income (loss), net of tax	(26,073)	(39,429)
Retained earnings	60,663	54,113
Total Tiptree Inc. stockholders’ equity	416,866	397,365
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	82,020	58,529
Total non-controlling interests	159,699	136,208
Total stockholders’ equity	576,565	533,573
Total liabilities and stockholders’ equity	$5,139,313	$4,039,563

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Earned premiums, net	$301,416	$242,531	$1,127,834	$904,765
Service and administrative fees	105,678	87,837	395,969	320,720
Ceding commissions	4,154	3,994	14,915	13,880
Net investment income	7,061	2,055	26,674	12,219
Net realized and unrealized gains (losses)	12,277	19,933	24,736	69,983
Other revenue	15,788	13,178	58,903	76,185
Total revenues	446,374	369,528	1,649,031	1,397,752
Expenses:
Policy and contract benefits	158,419	122,252	601,794	452,605
Commission expense	160,140	140,251	603,033	522,686
Employee compensation and benefits	48,231	39,730	179,075	182,657
Interest expense	7,467	5,403	27,692	30,240
Depreciation and amortization	5,991	5,259	23,466	22,973
Other expenses	36,061	31,602	130,918	132,580
Total expenses	416,309	344,497	1,565,978	1,343,741
Income (loss) before taxes	30,065	25,031	83,053	54,011
Less: provision (benefit) for income taxes	13,937	18,913	43,056	50,450
Net income (loss)	16,128	6,118	39,997	3,561
Less: net income (loss) attributable to non-controlling interests	9,257	5,247	26,046	11,835
Net income (loss) attributable to common stockholders	$6,871	$871	$13,951	$(8,274)

Net income (loss) per common share:
Basic earnings per share	$0.19	$0.02	$0.38	$(0.23)
Diluted earnings per share	$0.15	$0.02	$0.33	$(0.23)

Weighted average number of common shares:
Basic	36,755,768	36,330,653	36,693,204	35,531,149
Diluted	37,744,257	37,161,862	37,619,095	35,531,149

Dividends declared per common share	$0.05	$0.04	$0.20	$0.16

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

Adjusted net income is defined as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. The calculation of adjusted net income excludes net realized and unrealized gains (losses) that relate to investments or assets rather than business operations. Adjusted net income is presented before the impacts of non-controlling interests. Adjusted return on average equity represents adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. We believe adjusted net income provides additional clarity on the results of the Company’s underlying business operations as a whole for the periods presented by excluding distortions created by the unpredictability and volatility of realized and unrealized gains (losses). We also believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies.

	Three Months Ended December 31, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$44,232	$(2,391)	$333	$(12,109)	$30,065
Less: Income tax (benefit) expense	(5,288)	606	(266)	(8,989)	(13,937)
Less: Net realized and unrealized gains (losses) (1)	(6,395)	2,794	(596)	—	(4,197)
Plus: Intangibles amortization (2)	4,252	—	—	—	4,252
Plus: Stock-based compensation expense	780	—	—	1,219	1,999
Plus: Non-recurring expenses (3)	348	—	—	—	348
Plus: Non-cash fair value adjustments (4)	842	—	—	—	842
Plus: Impact of tax deconsolidation of Fortegra(5)	—	—	—	8,891	8,891
Less: Tax on adjustments (6)	(6,167)	(702)	(185)	(671)	(7,725)
Adjusted net income (before NCI)	$32,604	$307	$(714)	$(11,659)	$20,538
Less: Impact of non-controlling interests	(6,684)	—	—	—	(6,684)
Adjusted net income	$25,920	$307	$(714)	$(11,659)	$13,854

Adjusted net income (before NCI)	$32,604	$307	$(714)	$(11,659)	$20,538
Average stockholders’ equity	$422,327	$53,188	$128,827	$(44,272)	$560,070
Adjusted return on average equity (7)	30.9%	2.3%	(2.2)%	NM%	14.7%

	Three Months Ended December 31, 2022
($ in thousands)		Tiptree Capital
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$29,093	$(2,476)	$10,935	$(12,521)	$25,031
Less: Income tax (benefit) expense	(10,152)	511	(2,076)	(7,196)	(18,913)
Less: Net realized and unrealized gains (losses) (1)	(2,804)	973	(10,495)	—	(12,326)
Plus: Intangibles amortization (2)	4,083	—	—	—	4,083
Plus: Stock-based compensation expense	47	—	(98)	1,656	1,605
Plus: Non-recurring expenses (3)	1,813	—	140	—	1,953
Plus: Non-cash fair value adjustments (4)	(939)	—	1	—	(938)
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	9,029	9,029
Less: Tax on adjustments (6)	2,798	(150)	1,948	448	5,044
Adjusted net income (before NCI)	$23,939	$(1,142)	$355	$(8,584)	$14,568
Less: Impact of non-controlling interests	(4,884)	—	—	—	(4,884)
Adjusted net income	$19,055	$(1,142)	$355	$(8,584)	$9,684

Adjusted net income (before NCI)	$23,939	$(1,142)	$355	$(8,584)	$14,568
Average stockholders’ equity	$326,431	$55,726	$70,628	$73,789	$526,574
Adjusted return on average equity (7)	29.3%	(8.2)%	2.0%	NM%	11.1%

	Year Ended December 31, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$129,816	$(3,285)	$(3,264)	$(40,214)	$83,053
Less: Income tax (benefit) expense	(28,224)	837	153	(15,822)	(43,056)
Less: Net realized and unrealized gains (losses) (1)	4,207	1,861	5,289	—	11,357
Plus: Intangibles amortization (2)	16,919	—	—	—	16,919
Plus: Stock-based compensation expense	2,018	—	—	6,251	8,269
Plus: Non-recurring expenses (3)	2,824	—	—	—	2,824
Plus: Non-cash fair value adjustments (4)	(1,769)	—	—	—	(1,769)
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	19,101	19,101
Less: Tax on adjustments (6)	(10,086)	(495)	(1,255)	797	(11,039)
Adjusted net income (before NCI)	$115,705	$(1,082)	$923	$(29,887)	$85,659
Less: Impact of non-controlling interests	(23,742)	—	—	—	(23,742)
Adjusted net income	$91,963	$(1,082)	$923	$(29,887)	$61,917

Adjusted net income (before NCI)	$115,705	$(1,082)	$923	$(29,887)	$85,659
Average stockholders’ equity	$395,661	$53,520	$100,325	$5,564	$555,070
Adjusted return on average equity (7)	29.2%	(2.0)%	0.9%	NM%	15.4%

	Year Ended December 31, 2022
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$68,150	$874	$31,403	$(46,416)	$54,011
Less: Income tax (benefit) expense	(21,251)	(363)	(5,545)	(23,291)	(50,450)
Less: Net realized and unrealized gains (losses) (1)	20,347	(7,003)	(18,788)	—	(5,444)
Plus: Intangibles amortization (2)	16,229	—	—	—	16,229
Plus: Stock-based compensation expense	2,423	—	—	7,093	9,516
Plus: Non-recurring expenses (3)	3,374	—	(729)	2,108	4,753
Plus: Non-cash fair value adjustments (4)	(939)	—	3,555	—	2,616
Plus: Impact of tax deconsolidation of Fortegra (5)	1,560	—	—	31,573	33,133
Less: Tax on adjustments (6)	(6,061)	1,834	3,731	(467)	(963)
Adjusted net income (before NCI)	$83,832	$(4,658)	$13,627	$(29,400)	$63,401
Less: Impact of non-controlling interests	(10,367)	—	—	—	(10,367)
Adjusted net income	$73,465	$(4,658)	$13,627	$(29,400)	$53,034

Adjusted net income (before NCI)	$83,832	$(4,658)	$13,627	$(29,400)	$63,401
Average stockholders’ equity	$321,320	$57,575	$98,373	$(10,390)	$466,878
Adjusted return on average equity (7)	26.1%	(8.1)%	13.9%	NM%	13.6%

Notes
(1)
Net realized and unrealized gains (losses) added back in Adjusted net income excludes net realized and unrealized gains (losses) from the mortgage segment, those relating to our held-for-sale mortgage originator (Luxury), and unrealized gains (losses) on mortgage servicing rights.

(2)	Specifically associated with acquisition purchase accounting. See Note (9) Goodwill and Intangible Assets, net, of the Company’s Form 10-K for the period ended December 31, 2023.
(3)	For the three months and year ended December 31, 2023, included in other expenses were expenses related to banker and legal fees associated with the acquisitions of Premia and ITC.
(4)
For the three months and year ended December 31, 2023, non-cash fair-value adjustments represent a change in fair value of the Fortegra Additional Warrant liability which are added-back to adjusted net income. For the 2022 periods, maritime transportation depreciation and amortization was deducted as a reduction in the value of the vessel.

(5)
For the three months and year ended December 31, 2023, included in the adjustment is an add-back of $8.9 million and $19.1 million, respectively, related to deferred tax expense from the WP Transaction. For the three months and year ended December 31, 2022, included in the adjustment is an add-back of $9.0 million and $33.1 million, respectively, related to deferred tax expense from the WP Transaction.

(6)	Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts.
(7)
Total Adjusted return on average equity, after non-controlling interests was 13.6% and 9.9% for the three months ended December 31, 2023 and 2022, respectively, based on $13.9 million and $9.7 million of Adjusted net income over $406.5 million and $392.3 million of average Tiptree Inc. stockholders’ equity, and 15.2% and 13.6% for the years ended December 31, 2023 and 2022, respectively, based on $61.9 million and $53.0 million of Adjusted net income over $407.1 million and $390.2 million of average Tiptree Inc. stockholders’ equity.